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                                                                     EXHIBIT 4.1


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                           Supplemental Indenture No.1



                                       to



                    Indenture dated as of September 30, 1997



            Re: $125,000,000 9-1/8% Senior Subordinated Notes due 2007









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        This SUPPLEMENTAL INDENTURE No.1 to INDENTURE (this "Supplemental
Indenture") is entered into as of this 4th day of May, 1998, by and among Huntsman Packaging Corporation, a Utah corporation (the "Company"), and Huntsman Deerfield Films Corporation, Huntsman United Films Corporation, Huntsman Bulk Packaging Corporation, Huntsman Container Corporation International, Huntsman Packaging Georgia, Inc., Huntsman Film Products of Mexico, Inc., and Huntsman Preparatory, Inc. (collectively, the "Guarantors"), and The Bank of New York, as trustee (the "Trustee").


                                    RECITALS


        WHEREAS, the Company, the Guarantors and the Trustee have entered into that certain Indenture dated as of September 30, 1997 (the "Original Indenture") providing for the issuance and delivery by the Company of its 9 1/8% Senior Subordinated Notes due 2007 (the "Notes");

        WHEREAS, the Company is amending and restating the Credit Agreement, which amendment and restatement will benefit the Company and the Guarantors;

        WHEREAS, such amendment and restatement of the Credit Agreement requires an amendment to the Original Indenture; and

        WHEREAS, the Original Indenture requires the consents of the Holders of a majority in aggregate principal amount of the outstanding Notes to so amend the Original Indenture, and the Company has received such consents;

        NOW THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes;

        Section 1.   Amendment.

        1.1. Subject to the terms of Section 2 of this Supplemental Indenture, the existing definition of the term "Permitted Indebtedness" contained in
Section 1.01 of the Original Indenture is hereby amended by deleting clause (ii) of such existing definition in its entirety, and replacing it with the following new clause (ii):

        "(ii) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount not exceeding $510 million at any one time outstanding, less the amount of any



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        principal payments made by the Company under the Credit Agreement with the Net Cash Proceeds of any Asset Sale (which are accompanied by a corresponding permanent commitment reduction to the extent that the amount paid could otherwise be reborrowed under the Credit Agreement) pursuant to clause (iii)(A) of the first sentence of Section 4.15".

        Section 2. Condition. Reference is hereby made to (a) the Tender Offer Statement on Schedule 14D-1 which was filed with the Commission on April 14, 1998, pursuant to which a Subsidiary of the Company (the "Purchaser") has offered to purchase all of the common stock (the "Common Stock") of Blessings Corporation ("Blessings"), upon the terms and subject to the conditions set forth in that certain Offer to Purchase, dated April 14, 1998 (including related documents, the "Offer to Purchase"), and (b) that certain Agreement and Plan of Merger, dated as of April 7, 1998, by and among the Company, the Purchaser and Blessings (the "Merger Agreement"). This Supplemental Indenture shall terminate and be deemed void as of and from the date of its execution if the initial purchase of Common Stock in accordance with the terms and conditions of the Offer to Purchase shall not have been completed on or prior to the expiration date of the Merger Agreement, as amended.

        Section 3. Miscellaneous.

        3.1. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

        3.2. Confirmation of the Original Indenture. Subject to the terms of
Section 2 of this Supplemental Indenture, upon the execution and delivery of this Supplemental Indenture by the Company, the Guarantors and the Trustee, the Original Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound by the Original Indenture as amended hereby. Except as amended hereby, the Original Indenture shall remain in full force and effect and is hereby ratified and confirmed in all respects.

        3.3. Multiple Counterparts. The parties may sign multiple counterparts of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.



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        3.4. Separability. Each provision of this Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        3.5. Headings. The captions of the various section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

        3.6. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

        3.7. Definitions. All terms defined in the Original Indenture shall have the same meaning in this Supplemental Indenture unless otherwise defined herein.




                            [Signature page follows]


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        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, all as of the date first written above.


                                    HUNTSMAN PACKAGING CORPORATION


                                    By:____________________________________
                                       Name:
                                       Title:


                                    GUARANTORS

                                    HUNTSMAN DEERFIELD FILMS CORPORATION
                                    HUNTSMAN UNITED FILMS CORPORATION
                                    HUNTSMAN BULK PACKAGING CORPORATION
                                    HUNTSMAN CONTAINER CORPORATION
                                      INTERNATIONAL
                                    HUNTSMAN PACKAGING GEORGIA, INC.
                                    HUNTSMAN FILM PRODUCTS OF MEXICO, INC.
                                    HUNTSMAN PREPARATORY, INC.


                                    By:____________________________________
                                       Name:
                                       Title:


                                    THE BANK OF NEW YORK,
                                    as Trustee


                                    By:____________________________________
                                       Name:
                                       Title: